UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 30, 2016 (August 25, 2016)
Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
________________________ (State or other jurisdiction	_____________ (Commission	_________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
___________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062
Not Applicable
___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On August 25, 2016, the Compensation Committee of the Board of Directors of Northrim BanCorp, Inc. (the "Company") and its wholly owned subsidiary, Northrim Bank (the "Bank") amended the current employment agreement by and among the Company, the Bank and Latosha Frye, Executive Vice President and Chief Financial Officer. The amended employment agreement increases Ms. Frye's base salary from $197,000 to $237,000 effective August 25, 2016. The amended employment agreement has an initial term ending on December 31, 2016, which term will be automatically extended for additional one-year terms unless at least 90 days prior to any January 1, either party gives notice of its intent not to extend such term or the employment agreement is terminated in accordance with its termination provisions.

A copy of the amended employment agreement in its entirety will be filed as an exhibit to the Company's next quarterly filing on Form 10-Q.

Item 8.01 Other Events

On August 30, 2016, the Company announced that Michael Martin assumed the role of Chief Operating Officer of the Bank effective August 25, 2016. Mr. Martin remains as Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank. In connection with Mr. Martin's assumption of the role of Chief Operating Officer of the Bank, Joseph M. Schierhorn will no longer serve as the Chief Operating Officer of the Bank. Mr. Schierhorn will continue to serve as President and Chief Executive Officer of the Bank and Executive Vice President and Chief Operating Officer of the Company.

A copy of the press release issued by the Company on August 30, 2016 announcing Mr. Martin's appointment and the changes in Mr. Schierhorn's title is attached as Exhibit 99.1 to this current report of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements - not applicable
(b) Proforma financial information - not applicable
(c) Shell company transactions - not applicable

(d) Exhibit No.	Description

99.1	Press Release dated August 30, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

August 30, 2016	By:	/s/ Latosha M. Frye
Name: Latosha M. Frye
Title: EVP, Chief Financial Officer